UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                   FORM 8-K/A


                           AMENDMENT TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) DECEMBER 23, 2004


                             VISUAL DATA CORPORATION
             (Exact name of registrant as specified in its charter)


           FLORIDA                   000-22849                6500420146
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
      of Incorporation)             File Number)          Identification No.)


                   1291 SW 29 AVENUE, POMPANO BEACH, FL 33069
               (Address of Principal Executive Office) (Zip Code)


                                 (954) 917-6655
              (Registrant's telephone number, including area code)


                                       N/A
         (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

      On December 23, 2004, we completed the merger of Onstream Media Corporation, a Florida corporation, with and into OSM Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company giving effect to the acquisition and related financing transactions described in our proxy statement filed with the SEC on November 12, 2004.

      Each share of Onstream Media's common stock issued and outstanding immediately prior to the effective time of merger, exclusive of shares of Onstream Media's common stock owned by Visual Data Corporation, was converted into the right to receive 0.1481 shares of our common stock. Each Onstream Media option or warrant issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive an option or warrant of Visual Data Corporation based upon the same exchange ratio, with the exercise price adjusted by the inverse of the exchange ratio.

      On the effective date of the merger, we issued 2,207,966 shares of our common stock to acquire the remaining interest in Onstream Media, together with options and warrants to acquire 463,554 shares of our common stock at an exercise price of $3.376 per share in exchange for the Onstream Media options and warrants outstanding immediately prior to the effective time of the Onstream Merger.

      As a result of the merger, the current shareholders of Onstream Media own approximately 31% of Visual Data following the transaction, and the current shareholder's ownership interests have been diluted to approximately 69% of the combined companies.

      As a condition to the closing of the Onstream merger, we completed the financing transactions of $6.5 million. As a result, we have issued to fifteen
(15) investors an aggregate of 215,000 shares of our Series A-10 Preferred stock at $10.00 per share together with five (5) year warrants to purchase an aggregate of up to 1,075,000 shares of Visual Data Corporation's common stock at $1.50 per share. The form of $1.50 warrant is attached as Exhibit 4.3.

      We also issued 8% Convertible Notes to twenty-two (22) investors in the aggregate amount of $4,350,000 due in 2008 (with additional investment rights to purchase an aggregate of up to $2,175,000 in principal amount of 8% convertible subordinated notes due in 2008) together with five (5) year warrants to purchase an aggregate of up to 1,522,500 shares of Visual Data Corporation's common stock at $1.65 per share.

      The form of the 8.0% Senior Secured Convertible Note is attached as
Exhibit 4.1, the form of the $1.65 warrant is attached as Exhibit 4.2, the form of the Securities Purchase Agreement is attached as Exhibit 10.2, the form of the Additional Investment Right is attached as Exhibit 10.3, the form of the Pledge Agreement is attached as Exhibit 10.4 and the form of the Security Agreement is attached as Exhibit 10.5. The form of the Deposit Control Agreement, which is incorporated herein by reference, was attached as Exhibit
10.1 to Form 8-K filed by us on November 4, 2004

      In connection with the restructuring of an outstanding note and conversion of our Class A-8 Convertible Preferred Stock held by Fred Deluca, we issued to him an aggregate of 239,650 shares of our Class A-10 Convertible Preferred Stock together with five (5) year warrants to purchase up to 500,000 shares of Visual Data Corporation's common stock at $1.50 per share.

      All of the financing transaction securities were offered and sold without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

      On December 23, 2004, Visual Data Corporation filed a Certificate of Designation for its Series A-10 Convertible Preferred stock with the Florida Secretary of State. The Certificate of Designation is attached as Exhibit 3.1.

ITEM 7.01 REGULATION FD DISCLOSURE

      On December 23, 2004, we issued a press release announcing the closing of our $6.5 million financing and the merger with Onstream Media Corporation. A copy of the press release, which is incorporated herein by reference, was attached as Exhibit 99.1 to Form 8-K filed by us on December 23, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

      The following exhibits are filed with this report, except Exhibit 10.1, which was included in Form 8-K filed on November 4, 2004, and Exhibit 99.1, which was included in Form 8-K filed on December 23, 2004:

            3.1 Certificate of Designation of Series A-10 Convertible Preferred Stock, as filed with the Florida Secretary of State on December 23, 2004.

            4.1   Form of 8.0% Senior Secured Convertible Note

            4.2   Form of $1.65 Warrant

            4.3   Form of $1.50 Warrant

            10.1  Form of Deposit Control Agreement

            10.2 Form of Securities Purchase Agreement for 8.0% Senior Secured Convertible Notes

            10.3  Form of Additional Investment Right

            10.4  Form of Pledge Agreement

            10.5  Form of Security Agreement

            99.1  Press Release issued December 23, 2004.

The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amended report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                VISUAL DATA CORPORATION

      Date: January 4, 2005                     /s/ Robert E. Tomlinson
                                                -----------------------
                                                Robert E. Tomlinson
                                                Chief Financial Officer